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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SIX FLAGS, INC.
--------------------------------------------------------------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                      13-3995059
----------------------------------------              --------------------------
(State of Incorporation or Organization)               (I.R.S. Employer
                                                        Identification no.)

11501 Northeast Expressway,
Oklahoma City, Oklahoma                                        73131
----------------------------------------             ---------------------------
(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective upon filing pursuant to          effective upon filing pursuant
General Instruction A.(c), please          to General Instruction A.(d),
check the following box. [ X ]             please check the following box. [   ]



         Securities Act registration statement file number to which this form relates: 333-76595



     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class              Name of Each Exchange on Which
         to be so Registered              Each Class is to be Registered
         -------------------              ------------------------------

  Preferred Income Equity Redeemable                   NYSE
    Shares representing shares of
     Convertible Preferred Stock





     Securities to be registered pursuant to Section 12(g) of the Act:





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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            For a description of the securities to be registered hereunder (the "Securities"), reference is made to the information set forth under the heading "Description of Preferred Stock" in Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form S-3 (File No. 333-76595), as may be amended from time to time, filed with the Securities and Exchange Commission, and the information set forth under the headings "Description of PIERS" and "Description of Depositary Arrangements" in the Prospectus Supplement filed by Registrant pursuant to Rule 424(b) under the Securities Act, which information is incorporated by reference herein. Any form of prospectus subsequently filed by Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement. The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "PKSPrB."

ITEM 2.           EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBIT
-------      ----------------------


1. Registrant's Restated Certificate of Incorporation, dated March 25, 1998, incorporated by reference from Exhibit 3 to Registrant's Form 8-K filed on March 26, 1998.

2. Registrant's Certificate of Amendment of Certificate of Incorporation, dated July 24, 1998, incorporated by reference from Exhibit 3(p) to Registrant's Form 10-K for the year ended December 31, 1998.

3. Registrant' s Certificate of Amendment of Certificate of Incorporation, dated June 30, 2000, incorporated by reference from Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended June 30, 2000.

4. Certificate of Designation, Rights and Preferences for Registrant's 7 1/2% Mandatorily Convertible Preferred Stock, incorporated by reference from Exhibit 4(s) to Registrant's Registration Statement on Form S-3
      (No. 333-45859) declared effective on March 26, 1998.

5. Certificate of Designation, Rights and Preferences for Registrant's 7 1/4% Convertible Preferred Stock, dated January 22, 2001.

6.    Registrant's Amended and Restated By-laws, incorporated by reference from
      Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended June 30, 2000.

7.    Form of Common Stock Certificate, incorporated by reference from
      Exhibit 4(l) to Registrant's Registration Statement on Form S-2 (Reg. No. 333-08281) declared effective on May 28, 1996.

8. Amended and Restated Rights Agreement, dated January 12, 1998, by and between Registrant and Bank One Trust Company, N.A., as Rights Agent, incorporated by

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      reference from Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on January 15, 1998.

9. Registration Rights Agreement, dated as of December 6, 2000, between Registrant and EPI Realty Holdings, Inc., incorporated by reference from Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (Reg. No. 333-51716) filed on December 12, 2000.

10. Deposit Agreement, dated as of April 1, 1998, among Registrant, The Bank of New York, as Depositary, and owners and holders of depositary receipts, incorporated by reference from Exhibit 4(u) to Registrant's Registration Statement on Form S-3 (No. 333-45859) declared effective on March 26, 1998.

11. Form of Depository Receipt evidencing ownership of Registrant's Premium Income Equity Securities, incorporated by reference from Exhibit A to
      Exhibit 10 above.

12. Form of Deposit Agreement, dated as of January , 2001, among Registrant, The Bank of New York, as Depositary, and owners and holders of depositary receipts.

13. Form of Depository Receipt evidencing ownership of Registrant's Preferred Income Equity Redeemable Securities, incorporated by reference from Exhibit A to Exhibit 12 above.

14.   Form of 7-1/4% Convertible Preferred Stock Certificate.









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                                    SIGNATURE



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 22, 2001.

                                    SIX FLAGS, INC.



                                    By:   /s/ James M. Coughlin
                                        ----------------------------------------
                                        Name:  James M. Coughlin
                                        Title: General Counsel